Exhibit 99.1

INmune Bio, Inc. Announces Third Quarter Results and Provides Business Update

Company to host conference call today, November 5, at 4:30pm ET

LA JOLLA, Calif., Nov. 05, 2020 (GLOBE NEWSWIRE) -- INmune Bio, Inc. (NASDAQ: INMB) (the “Company”), a clinical-stage immunology company focused on developing treatments that harness the patient’s innate immune system to fight disease, today reported its financial results for the third quarter ended September 30, 2020 and provided a business update.

“Since our second quarter update, we have made progress with our neuroinflammation franchise. First, we reported positive Phase 1b data in July demonstrating that XPro1595 decreased neuroinflammation by more than 40% in the arcuate fasciculus, a white matter pathway important for learning and memory in Alzheimer’s patients. More recently, we announced receipt of an NIH Small Business Innovation Research Grant of up to $2.9 million to support a Phase 2 study of XPro1595 in treatment resistant depression patients, or TRD,” stated RJ Tesi, M.D., Chief Executive Officer of INmune Bio. “We believe that TRD represents an important expansion of our neuroinflammation program, and we are working hard to initiate Phase 2 trials in Alzheimer’s and TRD next year.”

“In addition, we continue to advance our other programs across both our DN-TNF and INKmune platforms. In DN-TNF, we have opened a Phase II clinical trial using Quellor to treat patients hospitalized from complications of COVID-19. In 2021, assuming the clinical landscape has not changed, and the pandemic is controlled, we will initiate planning for the Phase II trials of LIVNate in NASH and INB03 in cancer. We are also poised to advance our INKmune programs in ovarian cancer and high-risk MDS as well. Overall, we are pleased with our progress in the third quarter and year-to-date,” concluded Dr. Tesi.

Q3 2020 and Recent Corporate Highlights

DN-TNF Platform Highlights:

●	Announced interim Phase Ib data demonstrating that over a 12-week period, XPro1595 decreased neuroinflammation by 40.6% in the arcuate fasciculus, a white matter pathway important for learning and memory in patients with Alzheimer’s disease. The 13 July KOL webinar discussing the data can be found by https://inmunebio.com/index.php/en/science/xpro1595/videos.

●	Awarded a National Institutes of Health (NIH) Small Business Innovation Research Grant of up to $2.9 million to support a phase 2 study of XPro1595 in patients with treatment resistant depression (TRD). The study, entitled, “Effects of the Next Generation TNF Inhibitor (XPro1595) on Inflammation-related Deficits in Reward Circuitry and Motivation in Depression,” will be conducted at two sites in the U.S. – Emory University School of Medicine in Atlanta and University of Alabama in Birmingham.

●	Hosted a Key Opinion Leader (KOL) webinar on the topic of treatment resistant depression. The webinar discussed the role of neuroinflammation in TRD and featured presentations by two highly-regarded thought leaders in the field: Charles Raison, M.D., professor in the department of psychiatry at the University of Wisconsin at Madison, and John E. Schneider, Ph.D., chief executive officer and principal of Avalon Health Economics. A replay of the webinar can be found by https://inmunebio.com/index.php/en/science/xpro1595-trd/videos.

●	Announced FDA acceptance of an Investigational New Drug (IND) application to initiate a Phase 2 clinical trial evaluating Quellor™, a selective soluble tumor necrosis factor (sTNF) inhibitor, for the treatment of immune mediated complications in COVID-19 patients.

●	Announced that the European Patent Office has granted a patent covering XPro1595 and its peripheral administration for treating Alzheimer’s disease and other diseases of the CNS. The patent expires in 2033.

NK Priming Platform Highlights:

●	Announced that the US Patent and Trademark Office has issued a patent covering a method for treating cancer using INKmune™, the company’s natural killer (NK) cell priming technology. The patent expires in 2036.

Financial Highlights:

●	Closed a $25 million public offering of common stock, including full exercise of the underwriters’ over-allotment option, resulting in net proceeds of approximately $23.1 million.

Upcoming Milestones:

2020:

●	Enroll first patient in Phase II Quellor™ program, targeting COVID-19 patients with immune mediated complications from COVID-19.

2021:

●	Report additional data on Phase 1b XPro1595 in Alzheimer’s Disease in January 2021. The company will host a KOL call in tandem with the announcement.

●	XPro1595 Phase 2 program for treatment resistant depression.

●	XPro1595 Phase 2 program for Alzheimer's disease in patients with neuro-inflammation.

The company plans additional clinical trials after the COVID-19 pandemic has been controlled. The exact timing of these trials cannot be predicted at this time:

●	INKmune Phase 1 program for ovarian cancer.

●	INKmune Phase 1 program for high-risk MDS.

●	LIVNate Phase 2 program for NASH.

●	INB03 Phase 2 program for MUC4 expressing cancer.

Financial Results for the Third Quarter Ended September 30, 2020:

Net loss attributable to common stockholders for the third quarter ended September 30, 2020 was approximately $4.7 million, compared to approximately $3.1 million for the quarter ended September 30, 2019.

Research and development expense totaled approximately $2.4 million for the third quarter ended September 30, 2020, compared to approximately $1.2 million during the third quarter ended September 30, 2019.

General and administrative expense was approximately $2.5 million for the quarter ended September 30, 2020, compared to approximately $1.9 million during the third quarter ended September 30, 2019.

As of September 30, 2020, the Company had cash and cash equivalents of approximately $24.3 million and no debt. September 30 cash and cash equivalents reflects a public offering of common stock which the company completed in July which raised net proceeds of approximately $23.1 million.

As of November 5, 2020, the Company had approximately 13.4 million common shares outstanding.

Earnings Call Information

To participate in this event, dial approximately 5 to 10 minutes before the beginning of the call.

Date: Thursday, November 5, 2020
Time: 4:30 PM Eastern Time
Participant Dial-in: 800-909-4145
Participant Dial-in (international): 415-226-5358

A transcript will follow approximately 24 hours from the scheduled call. A replay will also be available through November 12 by dialing 1-844-512-2921 or 1-412-317-6671 (international) and entering PIN no. 21970461.

About XPro1595

XPro1595 is a next-generation inhibitor of tumor necrosis factor (TNF) that is currently in clinical trial and acts differently than currently existing TNF inhibitors in that it neutralizes soluble TNF (sTNF), without affecting trans-membrane TNF (tmTNF) or TNF receptors. XPro1595 could have substantial beneficial effects in patients with neurologic disease by decreasing neuroinflammation. For more information about the importance of targeting neuroinflammation in the brain to improve cognitive function and restore neuronal communication visit this section of the INmune Bio’s website (https://www.inmunebio.com/index.php/en/science/xpro1595/overview).

About INmune Bio, Inc.

INmune Bio, Inc. is a publicly traded (NASDAQ: INMB), clinical-stage biotechnology company focused on developing treatments that target the innate immune system to fight disease. INmune Bio has two product platforms that are both in clinical trials. The DN-TNF product platform utilizes dominant-negative technology to selectively neutralize soluble TNF, a key driver of innate immune dysfunction and mechanistic target of many diseases. DN-TNF is in clinical trial to determine if it can treat for COVID-19 complications (Quellor™), cancer (INB03™), Alzheimer’s and treatment resistant depression (XPro595), and NASH (LIVNate™). The Natural Killer Cell Priming Platform includes INKmune™ aimed at priming the patient’s NK cells to eliminate minimal residual disease in patients with cancer. INmune Bio’s product platforms utilize a precision medicine approach for the treatment of a wide variety of hematologic malignancies, solid tumors and chronic inflammation. To learn more, please visit www.inmunebio.com.

Forward Looking Statements

Clinical trials are in early stages and there is no assurance that any specific outcome will be achieved. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations but are subject to a number of risks and uncertainties. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. INB03™, XPro1595, LIVNate, Quellor™ and INKmune are still in clinical trials or preparing to start clinical trials and have not been approved and there cannot be any assurance that they will be approved or that any specific results will be achieved. Our two platforms are beginning clinical trials and there cannot be any assurance of the success of these trials. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to produce more drug for clinical trials; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q and the Company’s Current Reports on Form 8-K. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

INmune Bio Contact:
David Moss, CFO (858) 964-3720
DMoss@INmuneBio.com

Investor Contact:
Chuck Padala
LifeSci Advisors
(646) 627-8390
chuck@lifesciadvisors.com

Media Contact:
Meredith Sosulski, Ph.D.
LifeSci Communications
(929) 469-3851
msosulski@lifescicomms.com

The following table summarizes our results of operations for the periods indicated:

INMUNE BIO, INC.

CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2020	December 31, 2019

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$24,311,153	$6,995,525
Research and development tax incentive receivable	1,465,377	568,139
Other tax receivable	143,657	77,225
Prepaid expenses	216,871	97,623
Prepaid expenses – related party	-	26,266
TOTAL CURRENT ASSETS	26,137,058	7,764,778
Operating lease – right of use asset – related party	165,388	191,543
Acquired in-process research and development intangible assets	16,514,000	16,514,000
TOTAL ASSETS	$42,816,446	$24,470,321
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$1,191,086	$401,989
Accounts payable and accrued liabilities – related parties	9,132	290,102
Deferred liabilities	253,709	-
Operating lease, current liability – related party	20,183	8,288
TOTAL CURRENT LIABILITIES	1,474,110	700,379
Long-term operating lease liability – related party	136,043	160,164
TOTAL LIABILITIES	1,610,153	860,543
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 0 shares issued and outstanding	-	-
Common stock, $0.001 par value, 200,000,000 shares authorized, 13,447,948 and 10,770,948 shares issued and outstanding, respectively	13,448	10,771
Additional paid-in capital	71,351,634	44,833,703
Common stock issuable	50,000	50,000
Accumulated other comprehensive loss	(37,735)	(8,515)
Accumulated deficit	(30,171,054)	(21,276,181)
TOTAL STOCKHOLDERS’ EQUITY	41,206,293	23,609,778
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$42,816,446	$24,470,321

INMUNE BIO, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
REVENUE	$-	$-	$-	$-

OPERATING EXPENSES
General and administrative	2,456,266	1,916,200	4,960,106	4,550,306
Research and development	2,362,880	1,167,986	4,058,710	2,415,390
Waiver of common stock issuable	-	-	-	(1,542,000)
Total operating expenses	4,819,146	3,084,186	9,018,816	5,423,696

LOSS FROM OPERATIONS	(4,819,146)	(3,084,186)	(9,018,816)	(5,423,696)

OTHER INCOME	102,484	17,220	123,943	63,602

NET LOSS	$(4,716,662)	$(3,066,966)	$(8,894,873)	$(5,360,094)
Net loss per common share – basic and diluted	$(0.36)	$(0.28)	$(0.77)	$(0.53)
Weighted average common shares outstanding - basic and diluted	12,926,539	10,762,473	11,496,753	10,105,675

COMPREHENSIVE LOSS
Net loss	$(4,716,662)	$(3,066,966)	$(8,894,873)	$(5,360,094)
Other comprehensive loss on foreign currency translation	(47,861)	(35,542)	(29,220)	(61,278)
Total comprehensive loss	$(4,764,523)	$(3,102,508)	$(8,924,093)	$(5,421,372)

INMUNE BIO, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Nine Months Ended September 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(8,894,873)	$(5,360,094)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	2,409,066	2,924,091
Waiver of common stock issuable	-	(1,542,000)
Changes in operating assets and liabilities:
Research and development tax incentive receivable	(897,238)	(361,769)
Other tax receivable	(66,432)	(68,460)
Joint development cost receivable	-	17,989
Prepaid expenses	(119,248)	(106,478)
Prepaid expenses – related party	26,266	(118,602)
Accounts payable and accrued liabilities	789,097	(215,983)
Accounts payable and accrued liabilities – related parties	(65,209)	(108,434)
Deferred liabilities	253,709	-
Operating lease liability – related party	13,929	(11,546)
Net cash used in operating activities	(6,550,933)	(4,951,286)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from sale of common stock	24,907,781	12,209,021
Purchase of common stock	(1,012,000)	-
Net cash provided by financing activities	23,895,781	12,209,021

Impact on cash from foreign currency translation	(29,220)	(61,278)

NET INCREASE IN CASH	17,315,628	7,196,457

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	6,995,525	186,204

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$24,311,153	$7,382,661

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Cash paid for income taxes	$-	$-
Cash paid for interest expense	$-	$-

NONCASH INVESTING AND FINANCING ACTIVITIES:
Capital contribution	$215,761	$-
Cashless exercise of warrants	$2	$-
Issuance of warrants to placement agents	$-	$247,452
Issuance of common stock issuable	$-	$3,084,000